Exhibit 99.1

United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(465,457)
Unrealized Gain (Loss) on Market Value of Futures	472,802
Dividend Income	81
Interest Income	65
Total Income (Loss)	$7,491

Expenses
General Partner Management Fees	$2,881
SEC & FINRA Registration Expense	600
Brokerage Commissions	352
NYMEX License Fee	72
Prepaid Insurance Expense	58
Non-interested Directors' Fees and Expenses	54
Other Expenses	7,139
Total Expenses	11,156
Expense Waiver	(6,419)
Net Expenses	$4,737
Net Income (Loss)	$2,754

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/12	$6,065,137
Net Income (Loss)	2,754

Net Asset Value End of Month	$6,067,891
Net Asset Value Per Unit (200,000 Units)	$30.34

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway, Suite 145

Alameda, California 94502